                                     Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2025,
$0.12 PER SHARE CASH DIVIDEND, AND 2026 GUIDANCE
Oklahoma City, Oklahoma, March 4, 2026 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the quarter and fiscal year ended December 31, 2025.
Recent Highlights
•On March 3, 2026, the Board declared a cash dividend of $0.12 per share of the Company’s common stock, which stockholders can elect to receive in cash or additional shares of common stock by enrolling in the Company's previously announced Dividend Reinvestment Plan ("DRIP"), payable on March 31, 2026 to stockholders of record on March 20, 2026
•In 2025, the Company paid $15.9 million, or $0.46 per share, in regular quarterly cash dividends and issued 0.1 million shares under the DRIP. The Company repurchased 0.6 million shares of common stock for $6.4 million with a weighted average price of $10.72, under our share repurchase program
•As of December 31, 2025, the Company had $112.3 million of cash and cash equivalents, including restricted cash
•Production averaged 18.5 MBoe per day during the full year, an increase of 12% on a Boe basis and 32% on oil versus 2024, driven by production from the Company's Cherokee acquisition and operated development program
•Successfully spud eight and completed six new wells during the year as part of the Company's ongoing one-rig Cherokee development program with an average per well peak 30-day initial production ("IP") rate of ~2,000 gross Boe/d (~44% oil)
•Generated net income of $21.6 million, or $0.59 per basic share during the fourth quarter of 2025. Adjusted net income(1) was $12.5 million, or $0.34 per basic share during the fourth quarter of 2025 (See table below for reconciliation of net income to adjusted net income)
•Generated adjusted EBITDA(1) of $101.1 million in 2025
•Achieved a new Company record of more than four years without a recordable safety incident
•The Company's 2026 guidance reflects the continuation of its one-rig Cherokee development program and plan to drill ten and complete eight new SandRidge-operated wells during the year
Grayson Pranin, SandRidge’s President, Chief Executive Officer & Director, commented on 2025 results:
“2025 was a strong year for SandRidge with the initiation of a new operated development program in the Cherokee, seeing production rates climb to a multi-year high at an average of 19.5 Boe/d in the fourth quarter of 2025 and setting a new safety record of over four years without a recordable safety incident. Promising initial results achieved in 2025 informed our decision to continue development activity in the Cherokee, as reflected in our 2026 guidance. While this program is attractive in a range of commodity environments, our team will continue to be diligent about prioritizing full cycle returns, monitoring reasonable reinvestment rates, and, when needed, exercise drill schedule flexibility to make prudent adjustments to our development plans in different economic environments. Most importantly, we'll strive to build upon our successes in 2025, to include continuing our safety records set in 2025 and further extending our development runway in 2026 and beyond.”

Financial Results & Update
Profitability

Dollars in thousands (except per share data)	4Q25	3Q25	Change vs 3Q25	4Q24	Change vs 4Q24
Net income	$21,643	$15,953	$5,690	$17,583	$4,060
Net Income per share	$0.59	$0.44	$0.15	$0.47	$0.12
Net cash provided by operating activities	$31,690	$25,269	$6,421	$25,993	$5,697
Adjusted net income(1)	$12,501	$15,478	$(2,977)	$12,698	$(197)
Adjusted net income per share(1)	$0.34	$0.42	$(0.08)	$0.34	$—
Adjusted operating cash flow(1)	$28,282	$27,933	$349	$24,992	$3,290
Adjusted EBITDA(1)	$25,492	$27,285	$(1,793)	$24,073	$1,419
Free cash flow(1)	$14,440	$5,919	$8,521	$13,161	$1,279
Operational Results & Update
Production, Revenue & Realized Prices

	4Q25	3Q25	Change vs 3Q25	4Q24	Change vs 4Q24
Production
MBoe	1,797	1,745	52	1,754	43
MBoed	19.5	19.0	0.5	19.1	0.4
Oil as percentage of production	18%	20%	(2)%	17%	1%
Natural gas as percentage of production on a Boe basis	49%	48%	1%	52%	(3)%
NGLs as percentage of production on a Boe basis	33%	32%	1%	31%	2%

Revenues
Oil, natural gas and NGL revenues	$39,400	$39,822	$(422)	$38,973	$427
Oil as percentage of revenues	48%	56%	(8)%	54%	(6)%
Natural gas as percentage of revenues	30%	22%	8%	21%	9%
NGLs as percentage of revenues	22%	22%	—%	25%	(3)%

Realized Prices
Realized oil price per barrel	$57.56	$65.23	$(7.67)	$71.44	$(13.88)
Realized natural gas price per Mcf	$2.20	$1.71	$0.49	$1.47	$0.73
Realized NGL price per barrel	$14.92	$15.61	$(0.69)	$18.19	$(3.27)
Realized price per Boe	$21.92	$22.82	$(0.90)	$22.22	$(0.30)

Drilling & Completion Operations
Six wells from the Company's ongoing one-rig Cherokee development program were turned to sales during 2025. Since the start of the program, wells have generated an average per well peak 30-day IP rate of ~2,000 gross Boe per day (~44% oil).
Operating Costs
During the fourth quarter of 2025, lease operating expense ("LOE") was $7.8 million or $4.34 per Boe. For the full year 2025, LOE was $36.2 million or $5.35 per Boe. For the fourth quarter and full year 2025, lease operating expenses decreased in total and per Boe versus the same periods in 2024 due to $4.3 million of out of period corrections which are non-recurring, non-cash, adjustments of operating accruals dating as far back as the Company’s emergence from bankruptcy in 2016, of which $2.1 million and $2.2 million were recorded in the second and fourth quarter of 2025, respectively. The Company realized operating cost improvements in 2025 such as lower utility costs and reduced workover activity. SandRidge continues to focus on its operating costs and on safely maximizing the value of its asset base through prudent expenditure programs, cost management efforts, and continuous pursuit of efficiency in the field.
General and administrative expense ("G&A") was $3.6 million and $13.2 million for the fourth quarter and full year 2025, respectively. Adjusted G&A(1) was $2.7 million and $10.2 million or $1.53 and $1.50 per Boe for the fourth quarter and full year 2025, respectively, compared to $2.4 million and $9.3 million or $1.39 and $1.54 per Boe over the same periods in 2024.
Liquidity & Capital Structure
As of December 31, 2025, the Company had $112.3 million of cash and cash equivalents, including restricted cash of $1.3 million, deposited with multiple, well-capitalized financial institutions. The Company had no outstanding term or revolving debt obligations as of December 31, 2025.
Dividend Program

Dollars in thousands	Total	4Q25	3Q25	2Q25	1Q25	2024	2023
Special dividends(2)	$130,206	$—	$—	$—	$—	$55,868	$74,338
Quarterly dividends(2)	$39,728	$3,860	3,859	4,066	4,077	16,426	7,440
Total dividends(2)	$169,934	$3,860	$3,859	$4,066	$4,077	$72,294	$81,778

	Total	4Q25	3Q25	2Q25	1Q25	2024	2023
Special dividends per share	$3.50	$—	$—	$—	$—	$1.50	$2.00
Quarterly dividends per share	1.10	0.12	0.12	0.11	0.11	0.44	0.20
Total dividends per share	$4.60	$0.12	$0.12	$0.11	$0.11	$1.94	$2.20

Dividend Declaration & Dividend Reinvestment Program ("DRIP")
On March 03, 2026, the Board declared a dividend of $0.12 per share of the Company’s common stock, which stockholders can elect to receive in cash or additional shares of common stock by enrolling in our previously announced Dividend Reinvestment Plan, payable on March 31, 2026 to stockholders of record on March 20, 2026
Stockholders interested in participating in the DRIP or seeking additional information may contact their broker or Equiniti Trust Company, LLC, the Plan Administrator, at (800) 278-4353 or https://equiniti.com/us/ast-access/individuals.
Share Repurchases
During the year ended December 31, 2025, the Company opportunistically repurchased 0.6 million shares for $6.4 million at a weighted average price of $10.72 per share under its 10b5-1 program. Of the $75.0 million repurchase authorization, $68.3 million remained as of December 31, 2025.
Outlook
We remain committed to growing the value of our asset base in a safe, responsible and efficient manner, while prudently allocating capital to high-return, growth projects. Currently, these projects include: (1) one-rig development in the Cherokee Shale Play (2) evaluation of accretive merger and acquisition opportunities, with consideration of our strong balance sheet and commitment to our capital return program (3) production optimization program through artificial lift conversions to more efficient and cost-effective systems and (4) a leasing program that will bolster future development and extend development in our Cherokee assets. We are developing our term acreage in the Cherokee Play, and our total leasehold position, inclusive of the Cherokee, NW Stack and legacy assets, is approximately 95% held by production, which cost-effectively maintains our development option over a reasonable tenor. We will continue to monitor forward-looking commodity prices, project results, costs, impacts of tariffs and other factors that could influence returns and cash flows, and will adjust our program accordingly, to include curtailment of capital activity and wells, if needed, or conversely, well reactivations in higher commodity price environments. These and other factors, including reasonable reinvestment rates, maintaining our cash flows and prioritizing our regular-way dividend, will continue to shape our development decisions for 2026 and beyond.
Environmental, Social, & Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment to harvesting the Company's resources in a safe and environmentally conscious manner, to include no routine flaring of produced natural gas, transporting more than 90% of our produced water via pipeline instead of truck, and powering nearly all of our well sites with electricity, mitigating the need for less efficient power sources. Via a 24-hour manned operations center and dedicated personnel trained in the use of infrared leak detection and other specialized equipment, the Company continually monitors our asset base for potential emissions and continually works to optimize efficiency through initiatives such as proactive artificial lift upgrades that reduce SandRidge's electric power consumption. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce with a demonstrable safety track record, including more than four years without a recordable safety incident, as integral to our culture. The Company has personnel dedicated to the close monitoring of our safety standards and daily operations.

Conference Call Information
The Company will host a conference call to discuss these results on Thursday, March 5, 2026 at 1:00 pm CT. The conference call can be accessed by registering online in advance at https://events.q4inc.com/analyst/759428427?pwd=GsF0ltcV at which time registrants will receive dial-in information as well as a Meeting ID and Unique Passcode. At the time of the call, participants will dial in using the Meeting ID and Unique Passcode provided upon registration. The Company's latest presentation is available on its website at investors.sandridgeenergy.com.
A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for at least 30 days.
Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	Includes dividends payable on unvested restricted stock awards and excludes dividends paid in shares under Dividend Reinvestment Program.

2026 Operational and Capital Expenditure Guidance
Presented below is the Company’s operational and capital expenditure guidance for 2026:

2026 Guidance(1)
Production
Oil (MMBbls)	1.2 - 1.7
Natural Gas Liquids (MMBbls)	2.2 - 2.5
Total Liquids (MMBbls)	3.4 - 4.2
Natural Gas (Bcf)	17.8 - 21.0
Total Production (MMBoe)	6.4 - 7.7

Total Capital Expenditures
Drilling and Completions	$62 - $80 Million
Capital Workovers / Production Optimization / Leasehold	$14 - $17 Million
Total Capital Expenditures	$76 - $97 Million

Expenses
Lease Operating Expenses ("LOE")	$39 - $47 Million
Adjusted General & Administrative ("G&A") Expenses (2)	$10 - $12 Million
Production and Ad Valorem Taxes (% of Revenue)	6% - 7%

Price Differentials
Oil (% of WTI)	97% - 98%
NGL (% of WTI)	23% - 28%
Natural Gas (% of HH)	50% - 70%

(1)	Please see "Cautionary Note to Investors" at the conclusion of this press release for disclosures around forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, including annual guidance, except as required by law.
(2)	Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release under "Non-GAAP Financial Measures."

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Production - Total
Oil (MBbl)	330	294	1,214	918
Natural Gas (MMcf)	5,289	5,509	19,802	19,488
NGL (MBbl)	586	542	2,254	1,889
Oil equivalent (MBoe)	1,797	1,754	6,768	6,056
Daily production (MBoed)	19.5	19.1	18.5	16.5

Average price per unit
Realized oil price per barrel - as reported	$57.56	$71.44	$63.64	$74.31
Realized impact of derivatives per barrel	$2.20	$1.29	$1.16	$0.57
Net realized price per barrel	$59.76	$72.73	$64.80	$74.88

Realized natural gas price per Mcf - as reported	$2.20	$1.47	$2.10	$1.10
Realized impact of derivatives per Mcf	$0.07	$—	$0.19	$—
Net realized price per Mcf	$2.27	$1.47	$2.29	$1.10

Realized NGL price per barrel - as reported	$14.92	$18.19	$16.64	$18.87
Realized impact of derivatives per barrel	$0.22	$(0.06)	$0.05	$0.02
Net realized price per barrel	$15.14	$18.13	$16.69	$18.89

Realized price per Boe - as reported	$21.92	$22.22	$23.10	$20.69
Net realized price per Boe - including impact of derivatives	$22.60	$22.42	$23.87	$20.78

Average cost per Boe
Lease operating	$4.34	$6.43	$5.35	$6.61
Production, ad valorem, and other taxes	$1.35	$0.70	$1.45	$1.12
Depletion (1)	$5.75	$5.25	$5.38	$4.29

Income per share
Income per share applicable to common stockholders
Basic	$0.59	$0.47	$1.91	$1.70
Diluted	$0.59	$0.47	$1.90	$1.69

Adjusted net income (loss) per share available to common stockholders
Basic	$0.34	$0.34	$1.49	$0.93
Diluted	$0.34	$0.34	$1.48	$0.93

Weighted average number of shares outstanding (in thousands)
Basic	36,724	37,165	36,773	37,106
Diluted	36,908	37,202	36,908	37,188
(1) Includes accretion of asset retirement obligation.

Reserves
Proved Reserves - Proved Reserves are made up of proved developed producing reserves as well as proved undeveloped reserves, and does not include probable and possible reserves found in our leased acreage and drilling inventory yet to be categorized as proved under Securities and Exchange Commission ("SEC") guidelines. Our proved reserves increased from 63.1 MMBoe at December 31, 2024 to 69.1 MMBoe at December 31, 2025, due to extensions of 7.3 MMBoe, purchases of 1.7 MMBoe, positive net revisions of 3.2 MMBoe due to an increase in year-end SEC natural gas pricing and price realizations and 4.5 MMBoe associated with other commercial improvements. These were partially offset by a decrease in SEC oil pricing, 6.8 MMBoe from the Company’s production during 2025, and 3.9 MMBoe attributable to performance, well shut-ins and other revisions. At December 31, 2025, the standardized measure(2) and PV-10(3) were $439.6 million.

	Oil MBbls	NGLs MBbls	Gas MMcf	Equivalent MBoe(1)
Proved Reserves, December 31, 2024	9,745	20,693	195,908	63,090
Revisions of previous estimates, to include changes in prices(4)	(349)	2,929	7,629	3,852
Acquisitions of new reserves	522	575	3,478	1,677
Extensions and discoveries	2,272	2,516	15,063	7,298
Sales of reserves in place	—	—	—	—
Production	(1,214)	(2,254)	(19,802)	(6,768)
Proved Reserves, December 31, 2025	10,976	24,460	202,276	69,148

Totals may not sum or recalculate due to rounding

(1)	Equivalent Boe are calculated using an energy equivalent ratio of six Mcf of natural gas to one Bbl of oil. Using an energy equivalent ratio does not factor in price differences and energy-equivalent prices may differ significantly among produced products.
(2)
The present value of estimated future cash inflows from proved oil, natural gas and NGL reserves, less future development and production costs and future income tax expenses and costs as of the date of estimation without future escalation and without giving effect to hedging activities, non-property related expenses such as general and administrative expenses, debt service and depreciation, depletion and amortization, discounted at 10% per annum to reflect timing of future cash flows and using the same pricing assumptions as were used to calculate PV-10. Standardized Measure differs from PV-10 because Standardized Measure includes the effect of future income taxes on future net revenues.

(3)
The present value of estimated future revenues to be generated from the production of proved reserves, before income taxes, calculated in accordance with SEC guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation and without giving effect to hedging activities, non-property related expenses such as general and administrative expenses, debt service and depreciation, depletion and amortization. PV-10 is calculated using an annual discount rate of 10%.

(4)	Revisions include changes due to commodity prices, production costs, previous quantity estimates, and other commercial factors. Primary factor for revisions were changes in SEC prices, among other factors.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures:

Year Ended
December 31, 2025
(In thousands)
Drilling, completion, and capital workovers	$63,970
Leasehold and geophysical	5,016
Capital expenditures (on an accrual basis)	$68,986
(excluding acquisitions and plugging and abandonment)

Derivatives
The below details the Company's hedging positions as of March 4, 2026.

	Period	Index	Daily Volume	Weighted Average Price
Oil (Bbl)
Fixed Price Swaps	March 2026 - June 2026	NYMEX WTI	395	$69.60

Producer Costless Collars	March 2026 - December 2026	NYMEX WTI	825	$56.67 Put / $79.47 Call

Natural Gas (MMBtu)
Fixed Price Swaps	March 2026 - December 2026	NYMEX Henry Hub	16,067	$4.17

Producer Costless Collars	March 2026 - December 2026	NYMEX Henry Hub	4,500	$3.35 Put / $5.35 Call

Capitalization
The Company’s capital structure is presented below:

	December 31,
	2025	2024
	(In thousands)
Cash, cash equivalents and restricted cash	$112,345	$99,511

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	980,592	1,000,455
Accumulated deficit	(469,758)	(539,961)
Total SandRidge Energy, Inc. stockholders’ equity	510,871	460,531
Total capitalization	$510,871	$460,531

SandRidge Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Year Ended December 31,
	2025	2024
	(In thousands, except per share amounts)
Revenues
Oil, natural gas and NGL	$156,357	$125,290
Total revenues	156,357	125,290
Expenses
Lease operating expenses	36,191	40,012
Production, ad valorem, and other taxes	9,846	6,780
Depreciation and depletion—oil and natural gas	36,439	25,976
Depreciation and amortization—other	6,433	6,503
General and administrative	13,201	11,695
Restructuring expenses	1,060	474
(Gain) loss on derivative contracts	(7,763)	(748)
Other operating (income) expense	—	1,372
Total expenses	95,407	92,064
Income (loss) from operations	60,950	33,226
Other income (expense)
Interest income (expense), net	3,687	7,744
Other income (expense), net	31	(216)
Total other income (expense)	3,718	7,528
Income (loss) before income taxes	64,668	40,754
Income tax (benefit)	(5,535)	(22,232)
Net income (loss)	$70,203	$62,986
Net income (loss) per share
Basic	$1.91	$1.70
Diluted	$1.90	$1.69
Weighted average number of common shares outstanding
Basic	36,773	37,106
Diluted	36,908	37,188

SandRidge Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	December 31,
	2025	2024
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$110,998	$98,128
Restricted cash	1,347	1,383
Accounts receivable, net	26,186	23,878
Derivative contracts	2,773	114
Prepaid expenses	748	3,370
Other current assets	5,806	780
Total current assets	147,858	127,653
Oil and natural gas properties, using full cost method of accounting
Proved	1,759,943	1,689,807
Unproved	27,520	23,504
Less: accumulated depreciation, depletion and impairment	(1,446,824)	(1,415,110)
	340,639	298,201
Other property, plant and equipment, net	75,649	80,689
Derivative contracts	—	86
Other assets	1,539	2,081
Deferred tax assets, net of valuation allowance	78,336	72,801
Total assets	$644,021	$581,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$59,037	$50,625
Asset retirement obligations	8,098	9,131
Other current liabilities	905	839
Total current liabilities	68,040	60,595
Asset retirement obligations	64,293	59,449
Other long-term obligations	817	936
Total liabilities	133,150	120,980
Stockholders’ equity
Common stock, $0.001 par value; 250,000 shares authorized; 36,825 issued and outstanding at December 31, 2025 and 37,203 issued and outstanding at December 31, 2024	37	37
Additional paid-in capital	980,592	1,000,455
Accumulated deficit	(469,758)	(539,961)
Total stockholders’ equity	510,871	460,531
Total liabilities and stockholders’ equity	$644,021	$581,511

SandRidge Energy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2025	2024
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$70,203	$62,986
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	42,872	32,479
Deferred income taxes	(5,535)	(22,232)
(Gain) loss on derivative contracts	(7,763)	(748)
Settlement gains (losses) on derivative contracts	5,189	548
Stock-based compensation	2,744	2,354
Other	412	1,517
Changes in operating assets and liabilities increasing (decreasing) cash
Receivables	(3,462)	(842)
Prepaid expenses	2,622	(2,940)
Other current assets	(5,029)	375
Other assets and liabilities, net	304	(1,501)
Accounts payable and accrued expenses	(1,419)	2,812
Asset retirement obligations	(998)	(875)
Net cash provided by operating activities	100,140	73,933
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(58,611)	(26,404)
Acquisitions of assets	(8,514)	(129,664)
Purchase of other property and equipment	(562)	(1)
Sales tax refund on capitalized predecessor completion costs	2,800	—
Proceeds from sale of assets	876	1,373
Net used in investing activities	(64,011)	(154,696)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to stockholders	(15,864)	(72,336)
Reduction of financing lease liability	(738)	(708)
Proceeds from exercise of stock options	—	—
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(290)	(393)
Common stock repurchases	(6,403)	(233)
Net cash used in financing activities	(23,295)	(73,670)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	12,834	(154,433)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	99,511	253,944
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of year	$112,345	$99,511

	Year Ended December 31,
	2025	2024
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(295)	$(131)

Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payables and accrued expenses	$11,554	$1,182
Non-cash acquisition purchase price adjustments	$241	$8,819
Right-of-use assets obtained in exchange for financing lease obligations	$821	$790
Inventory material transfers to oil and natural gas properties	$3	$141
Asset retirement obligation capitalized	$57	$353
Asset retirement obligation removed due to divestiture	$(357)	$—
Asset retirement obligation revisions	$29	$31
Change in accrued excise tax on repurchases of common stock	$(52)	$—
Change in dividends payable	$2	$42

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In thousands)
Net cash provided by operating activities	$31,690	$25,993	$100,140	$73,933
Changes in operating assets and liabilities	(3,408)	(1,001)	7,982	2,971
Adjusted operating cash flow	$28,282	$24,992	$108,122	$76,904

Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In thousands)
Net cash provided by operating activities	$31,690	$25,993	$100,140	$73,933
Net cash used in investing activities	(17,883)	(16,034)	(64,011)	(154,696)
Acquisition of assets	724	3,714	8,514	129,664
Proceeds from sale of assets	(91)	(512)	(876)	(1,373)
Free cash flow	$14,440	$13,161	$43,767	$47,528

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In thousands)
Net Income	$21,643	$17,583	$70,203	$62,986
Adjusted for
Income tax (benefit)	(5,535)	(6,793)	(5,535)	(22,232)
Depreciation and depletion - oil and natural gas	10,333	9,205	36,439	25,976
Depreciation and amortization - other	1,580	1,556	6,433	6,503
Interest expense	240	39	462	131
EBITDA	28,261	21,590	108,002	73,364

Stock-based compensation	686	575	2,744	2,354
(Gain) loss on derivative contracts	(1,827)	1,118	(7,763)	(748)
Settlement gains (losses) on derivative contracts	1,209	349	5,189	548
Restructuring expenses	303	133	1,060	474
Interest income	(1,124)	(1,041)	(4,149)	(7,875)
Other	(2,016)	1,349	(3,993)	1,349
Adjusted EBITDA	25,492	24,073	101,090	69,466

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In thousands)
Net cash provided by operating activities	$31,690	$25,993	$100,140	$73,933
Changes in operating assets and liabilities	(3,408)	(1,001)	7,982	2,971
Interest expense	240	39	462	131
Interest income	(1,124)	(1,041)	(4,149)	(7,875)
Other	(1,906)	83	(3,345)	306
Adjusted EBITDA	$25,492	$24,073	$101,090	$69,466

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$21,643	$0.59	$17,583	$0.47
Income tax (benefit)	(5,535)	(0.15)	(6,793)	(0.18)
(Gain) loss on derivative contracts	(1,827)	(0.05)	1,118	0.03
Settlement gains (losses) on derivative contracts	1,209	0.03	349	0.01
Restructuring expenses	303	0.01	133	—
Interest income	(1,124)	(0.03)	(1,041)	(0.03)
Other	(2,168)	(0.06)	1,349	0.04
Adjusted net income available to common stockholders	$12,501	$0.34	$12,698	$0.34

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,724	36,908	37,165	37,202
Total adjusted net income per share	$0.34	$0.34	$0.34	$0.34

	Year Ended December 31, 2025		Year Ended December 31, 2024
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$70,203	$1.90	$62,986	$1.69
Income tax (benefit)	(5,535)	(0.15)	(22,232)	(0.60)
(Gain) loss on derivative contracts	(7,763)	(0.21)	(748)	(0.02)
Settlement gains (losses) on derivative contracts	5,189	0.14	548	0.01
Restructuring expenses	1,060	0.03	474	0.01
Interest income	(4,149)	(0.11)	(7,875)	(0.21)
Other	(4,256)	(0.12)	1,349	0.04
Adjusted net income available to common stockholders	$54,749	$1.48	$34,502	$0.93

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,773	36,908	37,106	37,188
Total adjusted net income per share	$1.49	$1.48	$0.93	$0.93

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$3,583	$1.99	$3,009	$1.72
Stock-based compensation	(686)	(0.38)	(575)	(0.33)
Other	(152)	(0.08)	—	—
Adjusted G&A	$2,745	$1.53	$2,434	$1.39

	Year Ended December 31, 2025		Year Ended December 31, 2024
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$13,201	$1.95	$11,695	$1.93
Stock-based compensation	(2,744)	(0.41)	(2,354)	(0.39)
Other	(263)	(0.04)	—	—
Adjusted G&A	$10,194	$1.50	$9,341	$1.54

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, anticipated financial impacts of acquisitions, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the Company’s ability to execute, integrate and realize the benefits of acquisitions, and the performance of the acquired interests, the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, including annual guidance, except as required by law.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.